As filed with the Securities and Exchange Commission on July 28, 2025

Registration No. 333-275184

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Acuity Inc.*

* and each of the additional registrants listed on the next page

(Exact name of Registrant as specified in its charter)

Delaware	58-2632672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1170 Peachtree Street, N.E.

Suite 1200

Atlanta, Georgia 30309

(404) 853-1400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Barry R. Goldman

Senior Vice President and General Counsel

Acuity Inc.

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

(404) 853-1400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Judith Kitano

Baker & McKenzie LLP

10250 Constellation Boulevard

Suite 1850

Los Angeles, California 90067

(310) 201-4728

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CO-REGISTRANTS

Exact name of Registrant*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Acuity Brands Lighting, Inc.	Delaware	58-2633371
Acuity Intelligent Spaces Inc.	Delaware	31-1832408
QSC, LLC	California	95-3412527
ABL IP Holding LLC	Georgia	93-4672136

*	The address for each of the additional registrants is c/o Acuity Inc., 1170 Peachtree Street, N.E. Suite 1200, Atlanta, Georgia 30309.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-275184) (the “Registration Statement”) of Acuity Inc. (f/k/a Acuity Brands, Inc.), Acuity Brands Lighting, Inc. and ABL IP Holding LLC is being filed for the following purposes:

(i)

to add Acuity Intelligent Spaces Inc., a direct wholly owned subsidiary of Acuity Inc., and QSC, LLC, a direct wholly owned subsidiary of Acuity Intelligent Spaces Inc., as co-registrants on the Registration Statement;

(ii)	to add the offering of debt securities of Acuity Inc., which may be guaranteed by Acuity Brands Lighting, Inc., ABL IP Holding LLC, Acuity Intelligent Spaces Inc. and QSC, LLC;

(iii)	to add an additional prospectus relating to debt securities of Acuity Inc. as part of this Registration Statement; and

(iv)	to update certain information contained in the Registration Statement with respect to the above.

No changes or additions are being made hereby to the prospectus that was filed as part of the Registration Statement on October 26, 2023. Accordingly, such prospectus is not being re-filed as part as part of this Post-Effective Amendment No. 1.

The Registration Statement was originally filed on October 26, 2023 under the name Acuity Brands, Inc. Acuity Brands, Inc. changed its name to Acuity Inc. on March 26, 2025. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

ACUITY INC.

Debt Securities

ACUITY BRANDS LIGHTING, INC.

ACUITY INTELLIGENT SPACES INC.

QSC, LLC

ABL IP HOLDING LLC

Guarantees of the Debt Securities of Acuity Inc.

Acuity Inc. may offer and sell debt securities from time to time in amounts, at prices and on terms that we will determine at the time of one or more offerings. Acuity Brands Lighting, Inc., Acuity Intelligent Spaces Inc., QSC, LLC and ABL IP Holding LLC each may guarantee such debt securities, to the extent and on the terms set forth in this prospectus and in the applicable prospectus supplement to this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and, if applicable, any guarantees being offered and the specific manner in which we will offer the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the documents incorporated by reference in this prospectus and the applicable prospectus supplement carefully before you decide to invest in any of our securities.

The securities may be offered and sold on a continuous or delayed basis to or through underwriters, brokers, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

You should carefully consider the risk factors referred to on page 1 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our securities.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 28, 2025

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Acuity,” the “Company,” “we,” “us” and “our” and similar terms refer to Acuity Inc. and its consolidated subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time.

Each time we offer or sell securities pursuant to this prospectus, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information contained or incorporated by reference in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement (including any information incorporated by reference therein). You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the documents incorporated by reference herein, contain additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website mentioned under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Our SEC filings are available to the public over the Internet at the SEC website at www.sec.gov. Our SEC filings are also available on our website at https://investors.acuityinc.com/financials/sec-filings. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

Except for the information incorporated by reference as noted below, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) prior to the termination of any offering of securities offered by this prospectus are incorporated by reference herein:

•	Our Annual Report on Form 10-K, for the year ended August 31, 2024, filed with the SEC on October 28, 2024;

•

Our Quarterly Reports on Form 10-Q for the quarters ended November 30, 2024, February 28, 2025 and May  31, 2025, filed with the SEC on January 8, 2025, April 3, 2025 and June 26, 2025, respectively; and

•	Our Current Reports on Form 8-K filed with the SEC on November 27, 2024, January 6, 2025, January 24, 2025, February 13, 2025 and March 12, 2025.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Acuity Inc.

Attn: Corporate Secretary

1170 Peachtree Street, N.E., Suite 1200

Atlanta, Georgia 30309

(404) 853-1400

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are only offering these securities in jurisdictions where the offer and sale is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document and that any information incorporated by reference herein is accurate only as of the date of the document containing such information.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, but are not limited to, statements that describe or relate to the Company’s plans, initiatives, projections, vision, goals, targets, commitments, expectations, objectives, prospects, strategies, or financial outlook, and the assumptions underlying or relating thereto. In some cases, we may use words such as “expect,” “believe,” “intend,” “anticipate,” “estimate,” “forecast,” “indicate,” “project,” “predict,” “plan,” “may,” “will,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances, to identify forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, assumptions, and other important factors, many of which are outside of our control and any of which could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. This prospectus is not comprehensive, and for that reason should be read in conjunction with such filings. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date they were made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that are referenced and which have been incorporated by reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements are qualified by these cautionary statements.

THE COMPANY

Acuity Inc.

Acuity Inc. is a market-leading industrial technology company. Effective March 26, 2025, we changed our corporate name from Acuity Brands, Inc. to Acuity Inc. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity Brands Lighting and Acuity Intelligent Spaces, we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives. We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and an audio, video and control platform. We focus on customer outcomes and drive growth and productivity to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “AYI.” Our principal executive offices are located at 1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309, and our telephone number is (404) 853-1400. We maintain a website at www.acuityinc.com. Information that you may find on this website is not part of or incorporated into this prospectus or any prospectus supplement.

Additional information about us is included in our reports and other documents incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

Acuity Brands Lighting, Inc.

Acuity Brands Lighting, Inc. is a direct, wholly owned subsidiary of Acuity Inc. Acuity Brands Lighting, Inc. is a Delaware corporation with principal executive offices located at 1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309, and its telephone number is (404) 853-1400.

Acuity Intelligent Spaces Inc.

Acuity Intelligent Spaces Inc. is a direct, wholly owned subsidiary of Acuity Inc. Acuity Intelligent Spaces Inc. is a Delaware corporation with principal executive offices located at 1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309, and its telephone number is (404) 853-1400.

QSC, LLC

QSC, LLC is a direct, wholly owned subsidiary of Acuity Intelligent Spaces Inc. QSC, LLC is a California limited liability corporation with principal executive offices located at 1675 MacArthur Blvd., Costa Mesa, California 92626, and its telephone number is (404) 853-1400.

ABL IP Holding LLC

ABL IP Holding LLC is a direct, wholly owned subsidiary of Acuity Brands Lighting, Inc. ABL IP Holding LLC is a Georgia limited liability corporation with principal executive offices located at 1170 Peachtree Street, N.E., Suite 1200, Atlanta, Georgia 30309, and its telephone number is (404) 853-1400.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents, or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as our most recent Annual Report on Form 10-K and the other reports we file the SEC, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented, or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities and guarantees thereof, if any, to which any prospectus supplement may relate. The particular terms of any debt securities offered and guarantees thereof, if any, and the extent, if any, to which such general provisions may apply to such offered securities will be described in the prospectus supplement relating to such offered securities. This prospectus and any accompanying prospectus supplement contain the material terms of the securities to be offered. In this section, “Description of Debt Securities,” the terms the “Company,” “we,” “us” and “our” refer to Acuity Inc. only and not to any of its subsidiaries.

The debt securities are to be issued under the indenture (the “Indenture”), dated as of July 28, 2025, between (i) the Company, (ii) Acuity Brands Lighting, Inc., Acuity Intelligent Spaces Inc., QSC, LLC and ABL IP Holding LLC (collectively, the “Guarantors”) and (iii) U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). In addition, the Indenture may be supplemented and amended as necessary to set forth the terms of the debt securities issued under the indenture. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary of certain general provisions of the Indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture, including any amendments or supplements and the definitions therein of certain terms. Unless otherwise defined herein, all capitalized terms in this section have the definitions ascribed to such terms in the Indenture. The terms of any supplemental indenture entered into or officer’s certificate delivered in connection with a particular issuance of debt securities will be described in the prospectus supplement relating to such offered debt securities.

References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

General

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. Unless otherwise indicated in the prospectus supplement relating thereto, the debt securities will be unsecured and will rank pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Company. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The Indenture does not limit the amount of other indebtedness or securities that may be issued by the Company.

Debt securities of a series will be issued in registered form (“Registered Securities”) as specified in the terms of the series. Debt securities of a series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a depository or its nominee and, in such case, beneficial interests in the Global Securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

Reference is made to the prospectus supplement relating to the particular series of debt securities offered thereby for the terms of the offered debt securities, including:

•	the title of the debt securities;

•	the aggregate principal amount;

•	the issue price expressed as a percentage of the aggregate principal amount;

•	the date or dates of maturity or the method of determination thereof;

•	the interest rate or rates (which may be fixed or floating) per annum, if any, or the method by which such interest rate or rates will be determined;

•	the date or dates any interest will commence accruing and be payable and the record dates for any interest payments;

•	the place or places where principal and any interest or premium will be paid;

•	if applicable, the identity of the Guarantors and the terms of the guarantees with respect to the debt securities;

•	the dates and redemption prices relating to any optional or mandatory redemption and other terms and conditions of any optional or mandatory redemptions;

•	any optional or mandatory sinking fund or analogous provisions;

•	the denominations of the debt securities if other than denominations of $2,000 and any higher integral multiples of $1,000;

•	the portion of the principal amount payable on declaration of acceleration of maturity or provable in bankruptcy, if other than the principal amount;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	any paying agents, transfer agents, registrars or other agents for a series of debt securities;

•

the currency or currencies, including composite currencies, of payment of the principal of (and premium, if any) and interest (if any) on the debt securities if other than the currency of the United States of America;

•	if applicable, the terms and conditions upon which the debt securities may be repayable prior to final maturity at the option of the holder thereof (which option may be conditional);

•

if the principal of (and premium, if any) or interest, if any, are to be payable, at the election of the Company or any holder thereof, in a currency other than that in which the debt securities are stated to be payable, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the debt securities are to be denominated in a currency or currencies, including composite currencies, other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of the debt securities as outstanding securities under the Indenture;

•

if the amount of payments of principal of (and premium, if any), or portions thereof, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, the manner of determining such amounts;

•	whether such debt securities are to be issued in temporary or permanent global form;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	the application, if any, of certain provisions of the Indenture relating to defeasance and discharge, and related conditions;

•	any events of default, if not set forth in the Indenture;

•	any restrictive covenants or other material terms relating thereto which may not be inconsistent with the Indenture; and

•	any applicable material United States federal income tax consequences.

Unless otherwise indicated in the prospectus supplement relating thereto, principal (and premium, if any) and interest will be payable and the Registered Securities will be transferable at the office or agency maintained by us for such purpose. Payment of principal (and premium, if any) and interest on Global Securities registered in the name of or held by the depository or its nominee will be made in immediately available funds to the depository or its nominee, as the case may be, as the registered holder of such Global Security. If any of the debt securities are no longer represented by a Global Security, payment of interest on Registered Securities may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Forms of Debt Securities” below. No service charge will be made for any transfer or exchange of the debt securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

One or more series of the debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Material United States federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the prospectus supplement relating thereto.

The Company may at any time purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by the Company may, at its sole option, be held, resold or surrendered to the Trustee for cancellation.

Covenants

Unless otherwise specified in any prospectus supplement, the Indenture will not contain any covenants that (i) limit the amount of indebtedness (including secured indebtedness) or lease obligations that may be incurred by the Company and its subsidiaries, or (ii) restrict the Company from entering into change of control transactions (other than as specified under “—Merger and Consolidation” below).

Merger and Consolidation

Unless otherwise provided in any prospectus supplement and subject to certain exceptions set forth in the Indenture, the Company will covenant that it will not merge or consolidate with or sell, lease, transfer, convey or otherwise dispose of its properties and assets substantially as an entirety to any person unless the successor person is a person organized under the laws of the United States (including any state thereof and the District of Columbia) which expressly assumes the Company’s obligations on all the debt securities and under the Indenture and, after giving effect to such transaction, the Company or the successor person would not be in default under the Indenture. Unless otherwise specified in any prospectus supplement, the Indenture will not contain any covenants that restrict the Company from changing its form or state of organization other than pursuant to a merger.

Events of Default

The Indenture defines “Events of Default” with respect to the debt securities of any series as being one of the following events:

(i)	default in the payment of any installment of interest on that series for 60 days after becoming due;

(ii)	default in the payment of principal of (or premium, if any, on) that series when due;

(iii)	default in the deposit of any sinking fund payment when due;

(iv)

default in the performance or breach of any other covenant or warranty in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of any series of debt securities other than that series) by the Company or any Guarantor of the applicable debt securities for 90 days after notice to us by the Trustee or to us and the Trustee by the holders of at least 33% in principal amount of the debt securities of all series affected;

(v)	certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Guarantor of the applicable debt securities, and significant subsidiaries;

(vi)	any other Event of Default provided with respect to debt securities of that series; and

(vii)	any guarantee is held to be unenforceable or invalid or any Guarantor of the applicable debt securities denies its obligations under its guarantee of the Registered Securities.

If an Event of Default shall occur and be continuing, either the Trustee or the holders of at least 33% in principal amount of the debt securities then outstanding of all series affected, voting as a single class, may declare the principal (or such portion thereof as may be specified in the prospectus supplement relating to any such series) of the debt securities of all such series to be due and payable. Under certain conditions, such a declaration may be annulled. Notwithstanding the foregoing, if an Event of Default pursuant to (v) above occurs with respect to the Company or any Guarantor, the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the debt securities shall become and be immediately due and payable without further action or notice on the part of the Trustee or any holder.

The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default actually known to one of its responsible officers, give the holders of debt securities notice of all uncured defaults actually known to one of its responsible officers (the term “default” to mean the events specified above without grace periods); provided, however, that, except in the case of default in the payment of principal of or interest on any debt security, the Trustee shall be fully protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of debt securities.

The Company will be required to furnish to the Trustee annually a statement by the principal financial officer, the principal executive officer or the principal accounting officer of the Company stating whether or not, to the best of his or her knowledge, the Company is in default in the performance and observance of any of the terms, provisions and conditions under the Indenture and, if the Company is in default, specifying each such default.

The holders of a majority in principal amount of the outstanding debt securities of all series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of such series, and to waive certain defaults with respect thereto. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of debt securities unless they shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Modification of the Indenture

The Indenture may generally be modified or amended with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification (voting as a single class); provided, however, that no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would (i) reduce the principal amount of or the interest on any debt security, change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or the other terms of payment thereof, (ii) reduce the above-stated percentage of debt securities, the consent of the holders of which is required to modify or amend the Indenture, or the percentage of debt securities of any series, the consent of the holders of which is required to waive compliance with certain provisions of the Indenture or to waive certain past defaults or (iii) change the terms and conditions of the obligations of the Guarantors in any manner adverse to the holders.

Without the consent of any holder of debt securities, the Company, the Guarantors and the Trustee may enter into a supplemental indenture for any of the following purposes, among other things:

(a)	to cure any ambiguity, omission, defect or inconsistency;

(b)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(c)	to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(d)	to evidence and provide for the acceptance of appointment by a successor Trustee;

(e)

to conform the terms of the Indenture, the debt securities and/or the guarantees to any provision or other description of the debt securities or guarantees, as the case may be, contained in the prospectus supplement for the debt securities;

(f)

to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the Company’s or the Guarantors’ obligations under the Indenture, the guarantees and the debt securities, in each case in compliance with the provisions thereof;

(g)	to provide for the issuance of any additional debt securities;

(h)	to comply with the rules of any applicable securities depository;

(i)

to make any change that would provide any additional rights or benefits to the holders of debt securities (including to secure the debt securities, add guarantees with respect thereto, transfer any property to or with the Trustee, add to the Company’s covenants for the benefit of the holders of debt securities, add any additional events of default for the debt securities, or surrender any right or power conferred upon the Company or the Guarantors) or that does not adversely affect the legal rights of any holder of debt securities in any material respect;

(j)

change or eliminate any restrictions on the payment of principal (and premium, if any) on debt securities in registered form; provided that any such action does not adversely affect the interests of the holders of debt securities in any material respect; or

(k)

supplement any provision of the Indenture as necessary to permit or facilitate the defeasance and discharge of the debt securities in accordance with the Indenture; provided that such action does not adversely affect the interests of any of the holders of debt securities in any material respect.

Defeasance and Discharge

The Indenture provides that the Company or the Guarantors may elect, with respect to the debt securities of any series, either:

(i)

to terminate (and be deemed to have satisfied) any and all obligations in respect of such debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and, if so specified with respect to the debt securities of a certain series, to pay the principal of (and premium, if any) and interest, if any, on such specified debt securities and certain obligations owed to the Trustee (“legal defeasance”)); or

(ii)	to be released from its obligations to comply with any restrictive covenants under the Indenture (“covenant defeasance”),

in either case after the deposit with the Trustee of money and/or U.S. Government Obligations (as defined in the Indenture) sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which will be applied by the Trustee to pay and discharge, the principal of (and premium, if any) and interest on the outstanding debt securities on the day on which such payments are due and payable in accordance with the terms of the Indenture and of the debt securities.

Such amounts may be deposited with the Trustee only if, among other things,

(a)

in the case of the legal defeasance option, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) stating that (A) the Company and the Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based on such ruling or change in law, such opinion of counsel confirms that, the holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(b)

in the case of the covenant defeasance option, the Company has delivered to the Trustee an opinion of counsel (who may be counsel to the Company) to the effect that the holders of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

The Indenture also provides that the Company and the Guarantors may terminate their obligations under the Indenture when:

(1)	Either:

a.	all the debt securities that have been authenticated and delivered have been delivered to the Trustee for cancellation; or

b.

all the debt securities issued that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year (“discharge”) or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in the Company’s name and at the Company’s expense, and the Company has deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire debt on the debt securities to pay principal (and premium, if any), interest and any additional amounts;

(2)	The Company has paid or caused to be paid all other sums then due and payable under the Indenture; and

(3)

The Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (who may be counsel to the Company) stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Forms of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of debt securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the debt security, and in order to transfer or exchange these debt securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the definitive securities to the Trustee, security registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the debt securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the debt securities to be represented by registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debt securities take physical delivery of these debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the Indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the Indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the Guarantors, the Trustee, the security registrar or any other agent of the Company, the Guarantors, the Trustee or the security registrar will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the debt securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, if any, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the debt securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue debt securities in definitive form in exchange for the registered global security that had been held by the depositary. Any debt securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant security registrar or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Euroclear and Clearstream

If the depositary for a global security is The Depository Trust Company, or “DTC,” you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Participants will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any debt securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Guarantees

If any debt securities are to be guaranteed, then the applicable Guarantors will each guarantee the obligations of the Company under such debt securities, to the extent and on the terms, including the terms of subordination, if any, described in the Indenture and in the applicable prospectus supplement to this prospectus.

Governing Law

The Indenture, the debt securities and any guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

U.S. Bank Trust Company, National Association, is the Trustee under the Indenture and will have been appointed by the Company as initial security registrar with regard to the debt securities. We will specify any material relationship we may have with the Trustee in the applicable prospectus supplement. In addition, the Trustee may serve as trustee for other debt securities issued by the Company from time to time.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters, including through underwriting syndicates represented by managing underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including: (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds to us; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers; and (vii) any securities exchange or market on which the securities may be listed. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.

If a broker or dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The broker or dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction or in crosses, in which the same broker or dealer acts as agent on both sides of the trade. Any such broker or dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, brokers, dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, brokers, dealers or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions. In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate in the resales.

Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on a stock exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the applicable prospectus supplement for such securities.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the prospectus supplement accompanying this prospectus, the validity of the securities will be passed upon for us by our counsels, Baker & McKenzie LLP and Barry R. Goldman. Any underwriters, dealers or agents will be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Acuity Inc. (formerly known as Acuity Brands, Inc.) appearing in Acuity Inc.’s Annual Report (Form 10-K) for the year ended August 31, 2024, and the effectiveness of Acuity Inc’s (formerly known as Acuity Brands, Inc.) internal control over financial reporting as of August 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than the underwriting discounts and commissions, expected to be incurred by Acuity Inc. (the “Company”) in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company.

Filing Fee—Securities and Exchange Commission	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Printing expenses	(2)
Rating agency fees	(2)
Miscellaneous fees and expenses	(2)

Total	$(2)

(1)

The Company is registering an indeterminate amount of securities under this registration statement and in accordance with Rules 456(b) and 457(r), the Company is deferring payment of any additional registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)

These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Acuity Inc., Acuity Brands Lighting, Inc. and Acuity Intelligent Spaces Inc.

Acuity Inc., Acuity Brands Lighting, Inc. (“ABL”) and Acuity Intelligent Spaces Inc. (“AIS”) are corporations organized under the laws of the state of Delaware. The following summary is qualified in its entirety by reference to the complete text of the statute, the Company’s Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, ABL’s Amended and Restated Certificate of Incorporation, as amended, and Bylaws and AIS’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws.

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s, ABL’s and AIS’s bylaws grant their directors and officers a right to indemnification to the fullest extent permitted by the DGCL. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers and expects to enter into similar agreements with any new director or executive officer, which agreements include indemnification for the director or executive officer’s service as a director, officer, employee, agent or fiduciary of a subsidiary of the Company.

The Company, ABL and AIS have obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the Company, ABL or AIS may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

QSC, LLC

QSC, LLC (“QSC”) is a California limited liability company. The following summary is qualified in its entirety by reference to the complete text of the statute and QSC’s operating agreement.

Section 17704 of the California Revised Uniform Limited Liability Company Act provides that a limited liability company shall reimburse for any payment made and indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member’s or manager’s activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with their statutory duties. In addition, subject to any limitations set forth in its operating agreement, a limited liability company may reimburse for any payment made and may indemnify for any debt, obligation, or other liability incurred by any other person, including any officer, in the course of that person’s activities on behalf of the limited liability company. A limited liability company may purchase and maintain insurance on behalf of a member or manager of the limited liability company against liability or any other person asserted against or incurred by the member, manager or other person even if, under the California Revised Uniform Limited Liability Company Act, the operating agreement could not eliminate or limit the person’s liability to the limited liability company for the conduct giving rise to the liability.

QSC’s operating agreement provides that QSC shall, to the fullest extent permitted by the California Revised Uniform Limited Liability Company Act, indemnify and make advances for expenses to any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are or were a member, manager, or officer of QSC, against losses, damages, expenses (including attorney’s fees), judgments, fines and amounts reasonably incurred by them in connection with such action, suit or proceeding.

ABL IP Holding LLC

ABL IP Holding LLC (“IP Holding”) is a Georgia limited liability company. The following summary is qualified in its entirety by reference to the complete text of the statute and IP Holding’s operating agreement.

Section 14-11-306 of the Georgia Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in the articles of organization or a written operating agreement, a Georgia limited liability company may, and has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited by the articles of organization or a written operating agreement by reason of division (4)(A)(i) or (ii) of Code Section 14-11-305.

IP Holding’s operating agreement provides that IP Holding shall indemnify and hold harmless each member, manager, and officer of IP Holding from and against any and all liabilities, actions, claims, demands, losses and expenses whatsoever relating to or arising out of any action, inaction, or omission in connection with managing the business and affairs of IP Holding to the fullest extent permitted by the Georgia Limited Liability Company Act.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.*

4.1	Restated Certificate of Incorporation of Acuity Inc., dated as of September 26, 2007 (incorporated by reference from Exhibit 3.1 to the registrant’s Form 8-K as filed with the Commission on September 26, 2007).**

4.2	Certificate of Amendment of Acuity Inc., dated as of September 26, 2007 (incorporated by reference from Exhibit 3.2 to the registrant’s Form 8-K as filed with the Commission on September 26, 2007).**

4.3	Certificate of Amendment to the Restated Certificate of Incorporation of Acuity Inc., dated as of January 6, 2017 (incorporated by reference from Exhibit 3(c) to the registrant’s Form 10-Q as filed with the Commission on January 9, 2017).**

4.4	Certificate of Amendment to the Restated Certificate of Incorporation of Acuity Inc., dated as of January 7, 2021 (incorporated by reference from Exhibit 3(d) to the registrant’s Form 10-Q as filed with the Commission on January 7, 2021).**

4.5	Certificate of Amendment to the Restated Certificate of Incorporation of Acuity Inc., dated as of January 25, 2024 (incorporated by reference from Exhibit 3.1 to the registrant’s Form 8-K as filed with the Commission on January 26, 2024).

4.6	Restated Certificate of Incorporation of Acuity Inc., dated as of January 25, 2024 (incorporated by reference from Exhibit 3.2 to the registrant’s Form 8-K as filed with the Commission on January 26, 2024).

4.7	Certificate of Amendment to the Restated Certificate of Incorporation of Acuity Inc., effective as of March 26, 2025 (incorporated by reference from Exhibit 3.1 to the registrant’s Form 8-K as filed with the Commission on March, 12, 2025).

4.8	Amended and Restated Bylaws of Acuity Inc., dated as of March 26, 2025 (incorporated by reference from Exhibit 3.3 to the registrant’s Form 8-K as filed with the Commission on March 12, 2025).

Exhibit No.	Description

4.9	Indenture, dated as of November 10, 2020, between Acuity Brands Lighting, Inc. and U.S. Bank Trust Company, National Association, as successor to U.S. Bank National Association, as trustee (incorporated by reference from Exhibit 4.1 to the registrant’s Form 8-K as filed with the Commission on November 10, 2020).**

4.10	Indenture, dated as of July 28, 2025, among Acuity Inc., Acuity Brands Lighting, Inc., ABL IP Holding LLC, Acuity Intelligent Spaces Inc., QSC, LLC and U.S. Bank Trust Company, National Association, as trustee.***

4.11	Form of Certificate representing Acuity Inc. Common Stock (incorporated by reference from Exhibit 4.1 to the registrant’s Form 8-K as filed with the Commission on December 14, 2001).**

4.12	Form of Depositary Agreement (including form of Depositary Receipt).*

4.13	Form of Acuity Brands Lighting, Inc. Debt Security (included in Exhibit 4.9).

4.14	Form of Acuity Inc. Debt Security (included in Exhibit 4.10).

5.1	Opinion of Foley & Lardner LLP.**

5.2	Opinion of Baker & McKenzie LLP.***

5.3	Opinion of Barry R. Goldman.***

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.***

23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.2 hereto).

23.3	Consent of Barry R. Goldman (included in Exhibit 5.3 hereto).

24.1	Power of Attorney of Acuity Inc.**

24.2	Power of Attorney of Acuity Brands Lighting, Inc.**

24.3	Power of Attorney of Acuity Intelligent Spaces Inc. (included on the signature pages hereto).

24.4	Power of Attorney of QSC, LLC (included on the signature pages hereto).

24.5	Power of Attorney of ABL IP Holding LLC**

25.6	Statement of Eligibility of Trustee on Form T-1.***

107	Filing Fee Table.***

*	To be filed, if necessary, by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K or other report filed by the Company and incorporated herein by reference.
**	Previously filed as an exhibit to the Registration Statement.
***	Filed herewith.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of such registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by such registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such registrant or its securities provided by or on behalf of such registrant; and

(iv)	Any other communication that is an offer in the offering made by such registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 28, 2025.

Acuity Inc.

By:	/s/ Karen J. Holcom
Name: Karen J. Holcom
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2025

/s/ Karen J. Holcom Karen J. Holcom	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2025

* Marcia J. Avedon, Ph.D.	Director	July 28, 2025

* W. Patrick Battle	Director	July 28, 2025

* Michael J. Bender	Director	July 28, 2025

* G. Douglas Dillard, Jr.	Director	July 28, 2025

* James H. Hance, Jr.	Director	July 28, 2025

* Maya Leibman	Director	July 28, 2025

* Laura O’Shaughnessy	Director	July 28, 2025

* Mark J. Sachleben	Director	July 28, 2025

*By:	/s/ Karen J. Holcom
Name: Karen J. Holcom
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 28, 2025.

Acuity Brands Lighting, Inc.

By:	/s/ Neil M. Ashe
Name: Neil M. Ashe
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	July 28, 2025

/s/ Karen J. Holcom Karen J. Holcom	Senior Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 28, 2025

/s/ Barry R. Goldman Barry R. Goldman	Director	July 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 28, 2025.

Acuity Intelligent Spaces Inc.

By:	/s/ Neil M. Ashe
Name: Neil M. Ashe
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Neil M. Ashe and Karen J. Holcom, and each of them individually, as his or her true and lawful attorneys-in-fact and agents (with full power of substitution and resubstitution) to act for him or her and in his or her name, place, and stead in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2025

/s/ Karen J. Holcom Karen J. Holcom	Senior Vice President and Chief Financial Officer and Director (Principal Financial and Accounting Officer)	July 28, 2025

/s/ Barry R. Goldman Barry R. Goldman	Director	July 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 28, 2025.

QSC, LLC

By:	/s/ Neil M. Ashe
Name: Neil M. Ashe
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Neil M. Ashe and Karen J. Holcom, and each of them individually, as his or her true and lawful attorneys-in-fact and agents (with full power of substitution and resubstitution) to act for him or her and in his or her name, place, and stead in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments) and supplements to this Registration Statement, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	Chairman, President, Chief Executive Officer and Manager (Principal Executive Officer)	July 28, 2025

/s/ Karen J. Holcom Karen J. Holcom	Senior Vice President and Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	July 28, 2025

/s/ Barry R. Goldman Barry R. Goldman	Manager	July 28, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 28, 2025.

ABL IP Holding LLC

By:	/s/ Neil M. Ashe
Name: Neil M. Ashe
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil M. Ashe Neil M. Ashe	President, Chief Executive Officer, Chairman and Manager (Principal Executive Officer)	July 28, 2025

/s/ Karen J. Holcom Karen J. Holcom	Senior Vice President and Chief Financial Officer and Manager (Principal Financial and Accounting Officer)	July 28, 2025

/s/ Barry R. Goldman Barry R. Goldman	Manager	July 28, 2025